EXHIBIT 99.1

Positive Trends Continued at First Horizon in Fourth Quarter

Banking and Capital Markets Remain Strong; 2012 Loss Driven by Charge for GSE Mortgage Repurchase Requests

MEMPHIS, Tenn., Jan. 18, 2013 (GLOBE NEWSWIRE) -- First Horizon National Corp. (NYSE:FHN) continued to see solid performance from its regional banking and capital markets businesses as the company announced fourth quarter earnings per share of $0.17 and net income available to common shareholders of $41 million. The company's $250 million charge in second quarter 2012 to address the GSE mortgage repurchase issue led to a loss to common shareholders of $28 million for 2012 but resulted in no mortgage repurchase provision in both the third and fourth quarters of 2012.

First Horizon executed on its strategic priorities throughout 2012, earning customer service honors, loaning more to both business and consumer customers, growing deposits, meeting efficiency goals, improving asset quality, returning capital to shareholders and increasing the positive impact of its core businesses of banking and capital markets by winding down its nonstrategic businesses.

"We finished 2012 with strong momentum, and our employees remain focused on giving our customers exceptional service, being easy to do business with and using our 'bonefish' model to create value for our shareholders," said Bryan Jordan, First Horizon chairman and CEO. "We executed on some tough actions in 2012 to position our company for long-term success, and we're energized as we enter 2013. This should be a good year for us."

Financial results

  Loans and deposits increased in 2012, and the company continued to return capital to shareholders by paying dividends and repurchasing $131 million of common stock throughout the year. The $250 million charge for GSE-related repurchase requests in second quarter 2012 led to a net loss to common shareholders of $27.8 million ($0.11 per share) for the year.
  First Tennessee remained the top bank in our West and East Tennessee regions and continued to gain market share in Middle Tennessee in 2012. In the regional bank, average loans were up 10 percent, core deposits were up 11 percent and revenues were up 3 percent for 2012.
  FTN Financial, First Horizon's capital markets group, continued to be a major contributor to fee income and provided significant returns for First Horizon. Fixed income average daily revenue for the group was $1.2 million for 2012.
  First Horizon met its efficiency goals for 2012 by streamlining operations, consolidating branches based on customer preferences and cutting jobs based on business needs. The company offered a voluntary separation program to some employees who don't have direct contact with customers, and as of Dec. 31, 187 employees chose to participate. The program cost the company $17 million in the fourth quarter but will lead to ongoing cost savings each year.

Credit quality trends

  Asset quality continued to improve. Non-performing assets were down 20 percent and net charge-offs were down 43 percent from 2011 to 2012.

Capital

  Capital ratios remained strong, well above well-capitalized levels.
  Shareholders received a quarterly cash dividend of $.01 per share each quarter in 2012.
  The company repurchased $131 million of common stock in 2012 compared to $44 million in 2011.

FHN CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited

						4Q12 Changes vs.		Twelve months ended		2012 vs.
(Dollars in thousands, except per share data)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011
Income Statement Highlights
Net interest income	$ 170,598	$ 173,465	$ 172,675	$ 171,929	$ 178,877	(2)%	(5)%	$ 688,667	$ 700,832	(2)%
Noninterest income	151,143	163,538	153,842	202,113	180,993	(8)%	(16)%	670,636	749,847	(11)%
Securities gains/(losses), net	(4,700)	--	5,065	328	203	NM	NM	693	36,164	(98)%
Total revenue	317,041	337,003	331,582	374,370	360,073	(6)%	(12)%	1,359,996	1,486,843	(9)%
Noninterest expense	271,361	263,169	527,177	321,994	312,036	3%	(13)%	1,383,701	1,292,995	7%
Provision for loan losses	15,000	40,000	15,000	8,000	10,000	(63)%	50%	78,000	44,000	77%
Income/(loss) before income taxes	30,680	33,834	(210,595)	44,376	38,037	(9)%	(19)%	(101,705)	149,848	NM
Provision/(benefit) for income taxes	(12,914)	5,260	(88,178)	10,570	(526)	NM	NM	(85,262)	15,836	NM
Income/(loss) from continuing operations	43,594	28,574	(122,417)	33,806	38,563	53%	13%	(16,443)	134,012	NM
Income/(loss) from discontinued operations, net of tax	(12)	108	487	(435)	(752)	NM	98%	148	8,618	(98)%
Net income/(loss)	43,582	28,682	(121,930)	33,371	37,811	52%	15%	(16,295)	142,630	NM
Net income attributable to noncontrolling interest	2,901	2,875	2,844	2,844	2,871	1%	1%	11,464	11,434	*
Net income/(loss) available to common shareholders	$ 40,681	$ 25,807	$ (124,774)	$ 30,527	$ 34,940	58%	16%	$ (27,759)	$ 131,196	NM
Common Stock Data
Diluted EPS from continuing operations	$ 0.17	$ 0.10	$ (0.50)	$ 0.12	$ 0.13	70%	31%	$ (0.11)	$ 0.47	NM
Diluted EPS	$ 0.17	$ 0.10	$ (0.50)	$ 0.12	$ 0.13	70%	31%	$ (0.11)	$ 0.50	NM
Diluted shares (thousands)	246,132	248,306	249,104	255,369	260,372	(1)%	(5)%	248,349	262,861	(6)%
Period-end shares outstanding (thousands)	243,598	247,134	248,810	252,667	257,468	(1)%	(5)%	243,598	257,468	(5)%
Cash dividends declared per share	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	*	*	$ 0.04	$ 0.04	*
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted -- $.1 billion) (a)	$ 16,708,582	$ 16,523,783	$ 16,185,763	$ 15,971,330	$ 16,397,127	1%	2%
Total deposits	16,629,709	16,228,111	16,117,443	16,935,170	16,213,009	2%	3%
Total assets (Restricted -- $.1 billion) (a)	25,520,140	25,739,830	25,492,955	25,678,969	24,789,384	(1)%	3%
Total liabilities (Restricted -- $.1 billion) (a)	23,010,934	23,207,942	22,978,549	23,004,796	22,104,747	(1)%	4%
Total equity	2,509,206	2,531,888	2,514,406	2,674,173	2,684,637	(1)%	(7)%
Asset Quality Highlights
Allowance for loan losses (Restricted -- $4.3 million) (a)	$ 276,963	$ 281,744	$ 321,051	$ 346,016	$ 384,351
Allowance / period-end loans	1.66%	1.71%	1.98%	2.17%	2.34%
Net charge-offs	$ 19,781	$ 79,307	$ 39,965	$ 46,335	$ 75,294
Net charge-offs (annualized) / average loans	0.48%	1.92%	1.01%	1.16%	1.84%
Non-performing assets (NPA)	$ 419,369	$ 450,391	$ 466,873	$ 511,320	$ 521,161
NPA % (b)	1.84%	2.15%	2.32%	2.56%	2.57%
Key Ratios & Other
Return on average assets (annualized) (c)	0.69%	0.45%	(1.96)%	0.53%	0.60%
Return on average common equity (annualized) (d)	7.20%	4.59%	(21.06)%	5.15%	5.69%
Net interest margin (e) (f)	3.09%	3.15%	3.16%	3.12%	3.23%
Fee income to total revenue (g)	46.98%	48.53%	47.12%	54.03%	50.29%
Efficiency ratio (h)	84.34%	78.09%	161.45%	86.08%	86.71%
Book value per common share	$ 9.09	$ 9.05	$ 8.92	$ 9.42	$ 9.28
Tangible book value per common share (f)	$ 8.44	$ 8.41	$ 8.28	$ 8.78	$ 8.66
Adjusted tangible common equity to risk weighted assets (f) (i)	9.90%	10.03%	9.97%	10.88%	10.80%
Market capitalization (millions)	$ 2,414.1	$ 2,379.9	$ 2,152.2	$ 2,622.7	$ 2,059.7
Full time equivalent employees	4,507	4,585	4,619	4,629	4,718
NM - Not meaningful
* Amount is less than one percent.
(a) Restricted balances parenthetically presented are as of December 31, 2012.
(b) NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(c) Calculated using net income.
(d) Calculated using net income available to common shareholders.
(e) Net interest margin is computed using total net interest income adjusted for FTE.
(f) Refer to the Non-GAAP to GAAP Reconciliation.
(g) Ratio excludes securities gains/(losses).
(h) Noninterest expense divided by total revenue excluding securities gains/(losses).
(i) Current quarter is an estimate.

Use of non-GAAP measures

Certain measures are included in this release that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. FHN's management believes such measures are relevant to understanding the capital position and results of the company. The non-GAAP items presented in this release are tangible book value per common share, adjusted tangible common equity to risk-weighted assets and net interest margin computed using net interest income adjusted for FTE. These measures are reported to FHN's management and board of directors through various internal reports. Additionally, disclosure of the non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. The reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items can be found in this table:

NON-GAAP to GAAP Reconciliation
(Period End, Dollars in Thousands except per share data) (Unaudited)	4Q12	3Q12	2Q12	1Q12	4Q11
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,509,206	$2,531,888	$2,514,406	$2,674,173	$2,684,637
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165
(B) Total common equity	2,214,041	2,236,723	2,219,241	2,379,008	2,389,472
Less: Intangible assets (GAAP) (b)	156,942	157,921	158,901	159,880	159,902
(C) Tangible common equity (Non-GAAP)	2,057,099	2,078,802	2,060,340	2,219,128	2,229,570
Less: Unrealized gains on AFS securities, net of tax	55,250	63,923	63,679	67,077	67,069
(D) Adjusted tangible common equity (Non-GAAP)	$2,001,849	$2,014,879	$1,996,661	$2,152,051	$2,162,501

Period-end Shares Outstanding
(E) Period-end shares outstanding	243,598	247,134	248,810	252,667	257,468

Risk Weighted Assets
(F) Risk weighted assets (c) (d)	$ 20,211,000	$ 20,082,979	$ 20,022,430	$ 19,783,405	$ 20,026,412

Ratios
(D)/(F) Adjusted tangible common equity to risk weighted assets ("TCE/RWA") (Non-GAAP) (c)	9.90%	10.03%	9.97%	10.88%	10.80%
(C)/(E) Tangible book value per common share (Non-GAAP)	$8.44	$8.41	$8.28	$8.78	$8.66

Net interest income adjusted for impact of fully taxable equivalent ("FTE") (Non-GAAP)
Net interest income (GAAP)	$170,598	$173,465	$172,675	$171,929	$178,877
FTE adjustment	1,842	1,752	1,756	1,659	1,650
Net interest income adjusted for impact of FTE (Non-GAAP)	$172,440	$175,217	$174,431	$173,588	$180,527
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.
(c) Current quarter is an estimate.
(d) Defined by and calculated in conformity with bank regulations.

Conference call

Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.fhnc.com. The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 877-303-6618. The number for international participants is 224-357-2205. The conference ID number is 86035250.

Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until 11:59 p.m. Feb. 1. To listen to the replay, dial 855-859-2056 or 404-537-3406. The passcode is 86035250. The event also will be archived and available by midnight Central Time on the website.

Other information

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's annual report on Form 10-K and other recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

About First Horizon

The 4,500 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 170  First Tennessee Bank locations in and around Tennessee and 18 FTN Financial Group offices in the U.S. and abroad. First Tennessee has the leading combined market deposit share in the counties where it does business and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional clients in the U.S. and abroad. FHN has been recognized as one of the nation's best employers by AARP and Working Mother magazines. More information is available at www.fhnc.com.

FHN-G

CONTACT: First Horizon Investor Relations
         Aarti Bowman
         (901) 523-4017

         First Horizon Media Relations
         Jack Bradley
         (901) 523-4813